UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 8, 2007

Capital Crossing Preferred Corporation

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-25193	04-3439366
(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(617) 880-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Upon the merger of Capital Crossing Bank (in a two-step transaction) with and into the Lehman Brothers Bank, FSB, Capital Crossing Preferred Corporation (the “Registrant” or the “Company”) became a subsidiary of Lehman Brothers Bank. Ernst & Young LLP is the independent public accountant of Lehman Brothers Bank and its affiliates. On March 8, 2007, the Audit Committee of the Registrant appointed Ernst & Young LLP as the independent public accountant of the Registrant. The Audit Committee of the Registrant determined that it was desirable to use the same independent public accountant as its parent. Ernst & Young LLP has not provided any accounting or advisory services to the Registrant during the last two fiscal years through the date of its appointment.

KPMG LLP (“KPMG”) was the Registrant’s Principal Accountant until the Audit Committee of the Registrant dismissed KPMG on March 8, 2007. KPMG’s report on the Registrant’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the financial statements of the Registrant as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating “as discussed in notes 1 and 2 to the financial statements, the Company adopted Statement of Position No. 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”. During the two fiscal years ended December 31, 2006, and the subsequent interim period through March 8, 2007, there were: (1) no disagreements between KPMG and the Registrant on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of the accountants, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events.

A letter from KPMG is attached as Exhibit 4.01 (a) to this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: March 13, 2007	By:	/s/ William Hornby
William Hornby Assistant Treasurer

EXHIBIT INDEX

4.01(a)	Letter of KPMG LLP

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